                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED
                                    BY-LAWS
                                      OF
                              TREX COMPANY, INC.

                                   ARTICLE I
                                    OFFICES

          Section 1.  Registered Office.  The registered office of the
                      ------------------
Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, Delaware 19805, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

          Section 2.  Other Offices.  The Corporation may also have offices at
                      --------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS MEETINGS

          Section 1.  Places of Meetings.  All meetings of stockholders shall be
                      -------------------
held at such place or places in or outside of the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

          Section 2.  Annual Meetings.  Unless otherwise determined from time to
                      ----------------
time by the Board of Directors, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting at such date and time as may be designated by the Board of Directors. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at such meeting, at the stockholder's address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof.

          Section 3.  Special Meetings.  A special meeting of the stockholders
                      -----------------
of the Corporation may be called at any time by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, but such special meeting may not be called by any other person or persons. Written notice of the date, time, place and specific purpose or purposes for which such meeting is called shall be given by mail to each stockholder entitled to vote thereat at such stockholder's address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 4.  Voting.  At all meetings of stockholders, each stockholder
                      -------
entitled to vote on the record date as determined under these By-Laws or, if not so determined, as prescribed under the laws of the State of Delaware, shall be entitled to one vote for each share of stock standing on record in such stockholder's name, subject to any voting powers, restrictions or qualifications set forth in the Restated Certificate of Incorporation of the Corporation or any amendment thereto (the "Restated Certificate of Incorporation").

          Section 5.  Quorum; Voting.  At any stockholders meeting, a majority
                      ---------------
of the voting power of the shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the laws of the State of Delaware. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon, present in person or by proxy, shall decide any question brought before such meeting unless such question is one upon which a different vote is required by express provision of the Restated Certificate of Incorporation, these By-Laws, the rules or regulations of the New York Stock Exchange, Inc. or any law or other rule or regulation applicable to the Corporation, in which case such express provision shall govern.

          Section 6.  Inspectors of Election; Opening and Closing the Polls.
                      ------------------------------------------------------
The Board of Directors may, by resolution, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternative inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

          The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

          Section 7.  List of Stockholders.  At least ten (10) days before every
                      ---------------------
meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder as required by the laws of the State of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

          Section 8.  Written Consent in Lieu of Meeting.  Except as otherwise
                      -----------------------------------
provided for or fixed pursuant to the provisions of the Restated Certificate of Incorporation relating to the rights of the holders of any series of preferred stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of the stockholders and the taking of such action by written consent have been expressly approved in advance by the Board of Directors.

          Section 9.  Conduct of Meetings.  The date and time of the opening and
                      --------------------
the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

    Section 10.  Notice of Stockholder Business and Nominations.
                 -----------------------------------------------

    (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 10.

    (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (b) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business or nomination and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     (c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

    (d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section
10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position or positions as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (b) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     (e) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law or the Restated Certificate of Incorporation, the chairman of the meeting shall have the power and duty to
(i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and (ii) if any proposed nomination or business is not in compliance with this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by clause
(iii)(d) of paragraph (b) of this Section 10, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

     (f) For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (g) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rule and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                  ARTICLE III
                              BOARD OF DIRECTORS

          Section 1.  Number and Qualification.  The authorized number of
                      -------------------------
directors that shall constitute the full Board of Directors of the Corporation shall be fixed from time to time as provided in the Restated Certificate of Incorporation. Directors need not be stockholders of the Corporation.

          Section 2.  Powers.  The business and affairs of the Corporation shall
                      -------
be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Restated Certificate of Incorporation or these By-Laws. Except as otherwise expressly provided herein or in the Restated Certificate of Incorporation, the vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          The Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board of Directors.

          Section 3.  Compensation.  The Board of Directors may from time to
                      -------------
time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board.

          Section 4.  Meetings and Quorum.  Meetings of the Board of Directors
                      --------------------
may be held either in or outside of the State of Delaware. At all meetings of the Board, a majority of the then authorized number of directors shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          The first meeting of the Board of Directors after the election of a new class of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the directors.

          Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Notice of special meetings shall be given to each director on 24 hours notice to each director, either personally, by mail, telegram, facsimile, personal delivery or similar means. Special meetings may be called by the president or the Chairman of the Board of Directors and shall be called by the president or secretary in the manner and on the notice set forth above upon the written request of a majority of the total number of directors which the Corporation would have if there were no vacancies.

          Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Restated Certificate of Incorporation, these By-Laws or the Board of Directors.

          Section 5.  Executive Committee.  The Board of Directors may designate
                      --------------------
an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation's capital stock, and may, by resolution similarly adopted, designate one or more other committees, including such committees specified in Section 6 of this
Article III. The Executive Committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent member at any meeting of the Executive Committee. The members of the Executive Committee present at any meeting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent member. The Executive Committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

          A majority of the Executive Committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the Executive Committee in the manner provided for in Section 4 of this Article III. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee.

          Section 6.  Other Committees.
                      -----------------

          (a) The Board may appoint the following standing committees, the members of which shall serve at the pleasure of the Board: a Nominating Committee, a Compensation Committee and an Audit Committee. The Board may appoint such other committees among the directors of the Corporation as it deems necessary and appropriate for the proper conduct of the Corporation's business and may appoint such officers, agents or employees of the Corporation to assist the committees of the Board as it deems necessary and appropriate. Meetings of committees may be called by the chairman of the committee on 24 hours notice to each committee member, either personally, by mail, telegram, facsimile or similar means and shall be called by the chairman of the committee in like manner and on like notice on the written request of a committee member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          (b) One or more directors of the Corporation shall be appointed to act as a Nominating Committee. The Nominating Committee shall be responsible for proposing to the Board nominees for election as directors and shall possess and may exercise such additional powers and authority as may be delegated to it by the Board from time to time. The Nominating Committee shall report its actions to the Board at the next meeting of the Board following such actions. Vacancies in the membership of the Nominating Committee shall be filled by the Board of Directors.

          (c) One or more directors of the Corporation shall be appointed to act as a Compensation Committee, each of whom shall be directors who are not also officers or employees of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (each such director, an "Unaffiliated Director"). The Compensation Committee shall be responsible for establishing salaries, bonuses and other compensation for the executive officers of the Corporation and for administering the Corporation's benefit plans, and shall possess and may exercise such additional powers and authority as may be delegated to it by the Board from time to time. The Compensation Committee shall report its actions to the Board at the next meeting of the Board following such actions. Vacancies in the membership of the Compensation Committee shall be filled by the Board of Directors.

          (d) One or more Unaffiliated Directors of the Corporation shall be appointed to act as an Audit Committee. The Audit Committee shall have general oversight responsibility with respect to the Corporation's financial reporting. In performing its oversight responsibility, the Audit Committee shall make recommendations to the Board of Directors as to the selection, retention, or change in the independent accountants of the Corporation, review with the independent accountants the scope of their examination and other matters (relating to both audit and non-audit activities), and review generally the internal auditing procedures of the Corporation. In undertaking the foregoing responsibilities, the Audit Committee shall have unrestricted access, if necessary, to personnel of the Corporation and documents and shall be provided with the resources and assistance necessary to discharge its responsibilities, including periodic reports from management assessing the impact of regulation, accounting, and reporting of other significant matters that may affect the Corporation. The Audit Committee shall review the financial reporting and adequacy of internal controls of the Corporation, consult with the internal auditors and certified public accountants, and from time to time, but not less than annually, report to the Board. Vacancies in the membership of the Audit Committee shall be filled by the Board of Directors.

          Section 7.  Conference Telephone Meetings.  Any one or more members of
                      ------------------------------
the Board of Directors or any committee thereof may participate in meetings by means of a conference telephone or similar communications equipment and such participation in a meeting shall constitute presence in person at the meeting.

          Section 8.  Action Without Meetings.  Any action required or permitted
                      ------------------------
to be taken at any meeting of the Board of Directors or any committee thereof may be taken by unanimous written consent without a meeting to the extent and in the manner authorized by the laws of the State of Delaware.

                                  ARTICLE IV
                                   OFFICERS

          Section 1.  Titles and Election.  The officers of the Corporation
                      --------------------
shall be the president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following the annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board except as may otherwise be approved by the Board, or until such officer's earlier resignation, removal under these By-Laws or other termination of employment. Any person may hold more than one office if the duties can be consistently performed by the same person, to the extent permitted by the laws of the State of Delaware.

          The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board, or until such officer's earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as shall be prescribed or determined from time to time by the Board or, if not so prescribed or determined by the Board, as the chief executive officer or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of duties in such form and with such sureties as the Board may require.

          Section 2.  Duties.  Subject to such extension, limitations, and other
                      -------
provisions as the Board of Directors or these By-Laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

          (a) President.  The president shall be charged with general
              ----------
supervision of the management and policy of the Corporation, and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time. The president shall be the chief executive officer of the Corporation, shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as chief executive officer as the Board of Directors shall specify from time to time. The president shall, in the absence at a meeting of stockholders of the Corporation or of the Board, or because of the inability to act, of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the stockholders and of the Board of Directors, if he is a director.

          (b) Vice President.  The vice president or vice presidents shall
              ---------------
perform such duties as may be assigned to them from time to time by the Board of Directors or by the president if the Board does not do so. In the absence or disability of the president, the vice presidents in order of seniority may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of president.

          (c) Secretary.  The secretary, or in the secretary's absence, an
              ----------
assistant secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to such officer, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the president if the Board does not do so.

          (d) Treasurer.  The treasurer, subject to the order of the Board of
              ----------
Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than such officer's own bond, if any, which shall be in the custody of the president), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to such office. The treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the president if the Board does not do so. The treasurer may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order. The treasurer shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation and, together with all of the property of the Corporation in such officer's possession, shall be subject at all times to the inspection and control of the Board of Directors. The treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the president of the Corporation, whenever they may require it, an account of all transactions and of the financial condition of the Corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the president if the Board does not do so.

          (e) Delegation of Authority.  The Board of Directors may at any time
              ------------------------
delegate the powers and duties of any officer for the time being to any other officer, director or employee.

                                   ARTICLE V
                          RESIGNATIONS AND VACANCIES

          Section 1.  Resignations.  Any director or officer may resign at any
                      -------------
time by giving written notice thereof to the Board of Directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

          Section 2.  Vacancies.
                      ----------

          (a) Directors.  Except for the rights of the holders of any series of
              ----------
preferred stock to elect additional directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director's successor is duly elected and has been qualified. The directors also may reduce the authorized number of directors by the number of vacancies on the Board. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (b) Officers.  The Board of Directors may at any time or from time to
              ---------
time fill any vacancy among the officers of the Corporation.

                                  ARTICLE VI
                                 CAPITAL STOCK

          Section 1.  Certificate of Stock.  Every stockholder shall be entitled
                      --------------------
to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman of the Board, the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of the State of Delaware.

          In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 2.  Transfer of Stock.  Shares of the capital stock of the
                      -----------------
Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

          The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

          Section 3.  Record Dates.
                      ------------

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which, in the case of a meeting, shall not be less than ten (10) nor more than sixty (60) days prior to the scheduled date of such meeting and which, in the case of any other action, shall be not more than the maximum or less than the minimum number of days prior to any such action permitted by the laws of the State of Delaware.

          (b) If no such record date is fixed by the Board, the record date shall be that prescribed by the laws of the State of Delaware.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 4.  Lost Certificates.  In case of loss or mutilation or
                      -----------------
destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the president if the Board does not do so.

                                  ARTICLE VII
                    FISCAL YEAR, BANK DEPOSITS, CHECK, ETC.

          Section 1.  Fiscal Year.  The fiscal year of the Corporation shall
                      -----------
commence or end at such time as the Board of Directors may designate.

          Section 2.  Bank Deposits, Checks, etc.  The funds of the Corporation
                      --------------------------
shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board may authorize to make such designations.

          All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

                                 ARTICLE VIII
                               BOOKS AND RECORDS

          Section 1.  Place of Keeping Books.  Unless otherwise expressly
                      ----------------------
required by the laws of the State of Delaware, the books and records of the Corporation may be kept outside of the State of Delaware.

          Section 2.  Examination of Books.  Except as may otherwise be provided
                      --------------------
by the laws of the State of Delaware, the Restated Certificate of Incorporation or these By-Laws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by the laws of the State of Delaware or authorized by express resolution of the Board of Directors.

                                  ARTICLE IX
                                    NOTICES

          Section 1.  Requirements of Notice.  Whenever notice is required to be
                      ----------------------
given by the laws of the State of Delaware, the Restated Certificate of Incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

          Section 2.  Waivers.  Any stockholder, director or officer may, in
                      -------
writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Restated Certificate of Incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders meeting and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the Restated Certificate of Incorporation or these By-Laws.

                                   ARTICLE X
                                     SEAL

          The corporate seal of the Corporation shall consist of two concentric circles between which shall be the name of the Corporation and the date of its incorporation, and in the center of which shall be inscribed "Corporate Seal, Delaware."

                                  ARTICLE XI
                              POWERS OF ATTORNEY

          The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

          In the absence of any action by the Board, the president, any vice president, the secretary or the treasurer of the Corporation may execute for and on behalf of the Corporation waivers of notice of stockholders meetings and proxies for such meetings in any company in which the Corporation may hold voting securities.

                                  ARTICLE XII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 1.  Definitions.  As used in this article, the term "person"
                      -----------
means any past, present or future director or officer of the Corporation or any subsidiary or operating division thereof.

          Section 2.  Indemnification Granted.  The Corporation shall indemnify,
                      -----------------------
to the full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or a subsidiary or operating division thereof, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

          Section 3.  Requirements for Indemnification Relating to an Action or
                      ---------------------------------------------------------
Suit by or in the Right of the Corporation.  The Corporation shall indemnify any
------------------------------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or a subsidiary thereof or a designated officer of an operating division of the Corporation, or is or was serving at the specific request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the

Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          Section 4.  Success on Merits of Any Action.  Notwithstanding any
                      -------------------------------
other provision of this Article XII, to the extent that a director or officer of the Corporation or any subsidiary or operating division thereof has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in this Article XII, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

          Section 5.  Determination of Standard of Conduct.  Any indemnification
                      ------------------------------------
under Sections 2 and 3 of this Article XII (unless ordered by a court) shall be paid by the Corporation only after a determination has been made (1) by the directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director or officer is proper in the circumstances of the specific case because such person has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article XII.

          Section 6.  Advance Payment; Representation by Corporation.  Costs,
                      ----------------------------------------------
charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 2 and 3 of this Article XII in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in such capacity as officer or director (and not in any other capacity and which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Corporation may, in the manner set forth above, and upon approval of such director or officer, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          Section 7.  Procedure for Obtaining Indemnity.  Any indemnification
                      ---------------------------------
under Sections 2, 3 and 4, or advance of costs, charges and expenses under
Section 6, of this Article XII shall be made promptly, and in any event within sixty (60) days, of the written notice of the director or officer. The right to indemnification or advances as granted by this Article XII shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person's costs and expenses incurred in connection with successfully establishing a right to indemnification or advancement of expenses, in whole or in part, in any action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6 of this Article XII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 2 or 3 of this Article XII, but the burden of proving such defense shall be on the Corporation. Neither failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 2 or 3 of this Article XII, nor the fact that there has been an actual determination by the Corporation (including its directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 8.  Indemnification Not Exclusive.  This right of
                      -----------------------------
indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this Article XII be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

          Section 9.  Invalidity of Certain Provisions.  If this Article XII or
                      --------------------------------
any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation or any subsidiary or operating division thereof as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law.

          Section 10.  Miscellaneous.  The Board of Directors may also on behalf
                       -------------
of the Corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the Board in its sole discretion may from time to time and at any time determine.

                                 ARTICLE XIII
                                  AMENDMENTS

          These By-Laws may be altered, amended or repealed, and new By-Laws may be made, by the affirmative vote of a majority of the directors then in office.